COMMERCIAL LEASE AGREEMENT



          THIS COMMERCIAL LEASE AGREEMENT (the "Lease") is made as of the 5th day of March, 1997, by and between J. CRAYTON PRUITT FAMILY TRUST U/T/A 9/17/76, A FLORIDA TRUST (hereinafter called "Landlord"), and CRYOLIFE ACQUISITION CORPORATION, A FLORIDA CORPORATION (hereinafter called "Tenant").


                              W I T N E S S E T H:


          1. DEFINITIONS.

             The following terms as defined below, are used generally in this Lease. Additional terms used in this Lease shall have the meanings ascribed to such terms elsewhere in this Lease.

             ADDITIONAL RENTAL is defined in Section 6 of this Lease.

             BASE RENTAL  means the rental  calculated  and payable  pursuant to
Section 6 of this Lease.

             BUILDING means that certain building which now is located, as well as any additional buildings which hereafter may be located on the Parcel, together with any additions, expansions, replacements or alterations to any of the same.

             CPI means the Revised Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics, U.S. City Average for Urban Wage Earners and Clerical Workers, All Items, 1982-84 = 100, or if such index no longer exists, a comparable index designated by Landlord published by the Bureau of Labor Statistics or other agency of the U.S. Government.

             COMMENCEMENT DATE is defined in Section 8 of this Lease.

             DEMISED PREMISES means the Parcel, the Building and any other improvements now or hereafter constructed on the Parcel.

             SQUARE FEET means the number of square feet within the Building with respect to which the Base Rental shall be calculated in the manner more particularly described in Section 6 of this Lease.

             PARCEL means that certain tract or parcel of land more particularly described on EXHIBIT "A" attached hereto and made a part of this Lease, together with all appurtenances thereunto belonging.

             TENANT   IMPROVEMENTS   means  all  those  leasehold   improvements
installed in the Building as described in EXHIBIT "C" attached hereto and by this reference made a part hereof.

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             TOTAL  RENTAL,  RENT OR RENTAL  means Base  Rental  and  Additional
Rental as may, from time to time, be due and owing to Landlord under this Lease.

          2. DEMISED PREMISES.

             Landlord, for and in consideration of the rentals, covenants, agreements and stipulations hereinafter set forth, to be paid, kept and performed by Tenant, has leased and rented, and hereby leases and rents to Tenant, and Tenant hereby agrees to lease and take upon the terms and conditions hereinafter set forth, the Demised Premises.

          3. COVENANT OF TITLE; QUIET POSSESSION.

             Landlord  covenants that,  subject to the Permitted  Exceptions and
Section 25 below, so long as Tenant complies with all of the terms, covenants and conditions of this Lease on Tenant's part to be kept, performed and observed, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises during the Lease Term without hinderance by Landlord or any person claiming by, through or under Landlord.

          4. LEASE TERM.

             4.1 The original Lease Term hereof shall be for ten (10) Lease Years from and after the Commencement Date, plus any First Partial Month (as said terms are hereinafter defined). The Lease Term shall commence on the Commencement Date and expire at midnight on the last day of the original Lease Term, unless sooner terminated or extended as hereinafter provided. (The original Lease Term, together with any Option Term as to which Tenant validly exercises its extension option rights in accordance herewith, are herein referred to collectively as the "Lease Term"). As used in this Lease, the term "Lease Year" shall mean each period of twelve (12) consecutive calendar months during the Lease Term, with the first such Lease Year commencing on the Commencement Date; provided, however, if the Commencement Date occurs on a day other than the first day of a calendar month, the Lease Term shall commence on such date, and the first Lease Year shall also include such first partial calendar month (herein referred to as the "First Partial Month"). Landlord and Tenant agree to execute and deliver a Commencement Date agreement in the form attached hereto as Exhibit "B" which is attached to and incorporated by reference into this Lease, setting forth the Commencement Date and termination date of the original Lease Term, within thirty (30) days after the Commencement Date has occurred.

             4.2 Landlord and Tenant hereby acknowledge that their respective rights and obligations hereunder, and this Lease, are contingent upon the satisfaction of the conditions and requirements of Exhibit "C" which is attached to and incorporated by reference into this Lease pertaining to the construction of the Building and any other improvements which are to be a part of the Demised Premises.


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         5.  EXTENSION OPTIONS.

             Tenant shall have and is hereby granted the option (the "Extension Option") to extend this Lease for two (2)) successive additional periods of five
(5) years, the first of which shall commence on the day following the expiration date of the original Lease Term (the "Option Terms"). Such Extension Options shall be subject to the following conditions precedent: (a) Tenant shall give Landlord written notice of each such Extension Option at least one hundred eighty (180) days prior to the expiration of the then current Lease Term; and
(b) Tenant shall not be in default in performance of any of the terms, covenants and conditions of the Lease beyond the expiration of any applicable grace or cure period. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Option Terms as if such terms were part of the original Lease Term, except that (a) Tenant shall have no further extension or renewal option following the expiration of the second (2nd) Option Term, and (b) the Base Rental payable hereunder during such Option Terms shall be as set forth in Section 6.

          6. BASE RENTAL AND ADDITIONAL RENTAL.

             6.1 The Tenant agrees to pay to the Landlord  promptly on the first
(1st) day of each month in advance, during the Lease Term, a Base Rental payable in consecutive monthly installments and calculated based on an Annual Base Rental of TEN and NO/100 Dollars ($10.00) per Square Foot in the Building.

             6.2 The number of Square Feet shall be determined by the "Architect" (as defined in Exhibit "C"), (which number of Square Feet shall be stated in the Commencement Date Agreement in the form attached hereto as Exhibit "B"), whose measurement of the Square Feet in the Building by measuring the actual occupiable area of a floor measured from the finished surface or office side of a corridor or other permanent wall to the center of partitions that separate other usable areas, or to the inside finished surface of the permanent outer Building wall. Notwithstanding anything to the contrary herein, in no event shall the number of Square Feet in the Building for the purpose of calculating the Base Rental due hereunder be deemed to be less than Twenty Three Thousand (23,000) Square Feet.

             6.3 Payments of Base Rental are to be made payable to Landlord at the address set forth in Section 32 hereof, or at such other place as Landlord may from time to time designate in writing to Tenant. Base Rental and any Additional Rental or other charges under this Lease shall be prorated on a daily basis for any partial month contained in the Lease Term.

             6.4 The Base Rental during the Option Terms shall be adjusted (but not below the amount payable for the immediately preceding Lease Year) by an additional amount determined for each Lease Year commencing with the first Lease Year of the first Option Term, equal to the Base Rental payable during the immediately preceding Lease Year (a "Measuring Year") multiplied by the percentage of increase in the CPI for the last month of the Measuring Year over the CPI for the last month of the Lease Year immediately preceding such Measuring Year, any such increase to be apportioned for partial years.

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             6.5 In addition to the Base Rental  required to be paid pursuant to the terms of this Lease, Tenant agrees to pay, as additional rent, all sums and other charges required to be paid for by Tenant or reimbursed by Tenant to Landlord under or pursuant to this Lease (hereinafter called "Additional Rental"). Landlord shall have the same remedies for Tenant's failure to pay Additional Rental when and as required, as if it constituted Base Rental.

          7. LANDLORD'S REPRESENTATIONS AND WARRANTIES.

             7.1 In order to induce Tenant to enter into this Lease, Landlord, as owner of the Parcel, represents and warrants to Tenant as follows, each of which warranties and representations is material to and relied upon by Tenant, and each of which is an express condition precedent to the effectiveness of this
Lease:

                 7.1.1 Landlord is the sole owner of good, fee simple, marketable and insurable title to the Building and the Parcel. There are no liens or encumbrances of any kind on the Parcel, except for the liens of taxes not yet due and payable.

                 7.1.2  Neither  the  Parcel  nor  the  Building   contains  any
"Hazardous Materials" (as defined in Section 13 herein) nor does any adjacent property;

                       (i) Neither Landlord, nor any previous owner, to Landlord's knowledge, after due inquiry, has conducted, authorized nor permitted the generation, transportation, storage, treatment, handling, or disposal of any Hazardous Materials at the Parcel;

                       (ii) Landlord, after due inquiry, is not aware of any pending or threatened litigation or proceedings before any administrative agency in which any person or entity alleges the presence, release, threat of release, placement on or in the Parcel or any adjacent property, or the generation, transportation, storage, treatment, or disposal at the Property or any adjacent property, of any Hazardous Materials;

                       (iii) Landlord has not received any notice of and has no actual or constructive knowledge that any governmental authority or any employee or agent thereof has determined, or threatens to determine, that there is a presence, release, threat of release, placement on or in the Parcel or any adjacent property, or the generation, transportation, storage, treatment, or disposal at the
                       Parcel or any adjacent property, of any Hazardous Materials; and

                       (iv) There have been no communications or agreements with any governmental authority or agency (federal, state or local) or any private entity, including, but not limited to, any prior owners of the Parcel, relating in any way to the presence, release, threat of release, placement on or in the Parcel or any adjacent property, or the

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                       generation,   transportation,   storage,   treatment,  or
                       disposal at the Parcel or any adjacent property, of any Hazardous Materials.

                 7.1.3 Landlord has delivered to Tenant copies of all reports of tests prepared for Landlord or received by Landlord in connection with Landlord's purchase of the Parcel with respect to the compliance of the Parcel with Environmental Laws or the presence of Hazardous Materials on the Parcel.

                 7.1.4 Landlord shall, and does hereby, indemnify and hold Tenant harmless from all damages, costs, losses, and expenses (including, without limitation, attorneys' fees) arising from or attributable to any breach by Landlord of any warranties or representations in this Section, or arising out of the existence of any Hazardous Materials existing on the Property on or before the Commencement Date, and this indemnification shall survive the expiration or termination of this Lease.

                 7.1.5 No Condemnation Proceedings. There are no condemnation or eminent domain proceedings pending, threatened or contemplated against the Parcel or any part of the Parcel, and Landlord has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Parcel or any part of the Parcel.

                 7.1.6 Flood Hazard Area. No portion of the Parcel is located within any Special Flood Hazard Area designated by the United States Department of Housing and Urban Development, or in any areas similarly designated by any agency or any other governmental authority.

                 7.1.7  Availability  of Utilities.  Usable public  sanitary and storm sewers, public water facilities, gas and electrical facilities (collectively, the "Public Utilities") necessary to the operation of the Parcel as a medical products manufacturing and distribution facility are available at the boundary of the Parcel and can be used without any charge except the normal and usual metered public utility charges and usual sewer charges. All Public Utilities required for the operation of the Parcel are currently available to the Parcel either through adjoining public streets or, if they pass through adjoining private lands, do so with valid public or private easements. In addition, there is service available for the removal of garbage and other wastes from the Parcel in a manner suitable for its proposed use.

                 7.1.8 Zoning and Use. No part of the Parcel is subject to any building or use restrictions that restrict or prevent the use of the Parcel or the Building for a medical products manufacturing and distribution facility. The Parcel and the Building is properly and duly zoned for such use. There are no violations of any rule, regulation, code, resolution, ordinance, statute or law of any government, governmental agency or Insurance Board of Underwriters involving the use, maintenance, operation or condition of the Parcel, the Building or any part thereof. There is no outstanding notice or order of any governmental authority having jurisdiction over the Parcel or the Building not fully and duly complied with, affecting the use or operation of any part of the Parcel or the Building, or requiring, as of the date hereof or a specified date in the future, any repairs or alterations or additions or improvements thereto. All necessary permits and licenses required in connection with the above-described

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uses of the Parcel and the Building have been obtained and are currently in full force and effect. The Parcel and the Building is not located in any conservation or historic district.

             7.1.9 Encroachment. No improvements located on the Parcel violate any setback requirements or encroach on any adjacent property and no buildings or other improvements of any kind encroach on the Parcel.

          7.2  All  representations  and  warranties  made by  Landlord  in this
Section 7 shall be true and correct on the date of execution of this Lease and throughout the Lease Term. If Tenant's review of the documents described in
Section 7.1.3 reveal the existence of conditions unsatisfactory to Tenant, or if the other representations and warranties made in this Section are untrue at any time, then Landlord's obligation, at its sole expense, to remedy such conditions to Tenant's satisfaction shall be an express condition precedent to the effectiveness of this Lease. If Landlord fails to remedy any such conditions promptly on notice from Tenant thereof, Tenant shall have the option, but not the obligation, to remedy such conditions at its own expense and to deduct the cost of the same from the payments of Base Rental and Additional Rental otherwise next due.

     8. COMMENCEMENT DATE.

          Notwithstanding anything to the contrary contained in this Lease, but subject to force majeure, the Commencement Date shall be the earlier of: (i) April 1, 1998; and (ii) the date that a certificate of occupancy for the Building has been issued by the applicable Governmental Authority following construction of Tenant Improvements in accordance with Exhibit "C".

     9. TRIPLE NET LEASE.

          This Lease is a triple net lease and the Base Rental shall be paid without notice or demand, and without offset, abatement or reduction except as otherwise provided herein, and such payments shall be net of "Taxes" (as defined below), net of "Building Insurance Costs" (as defined below), net of "Operating Expenses" (as defined below), and net of "Utilities" (as defined below). Landlord shall have and/or incur no cost, obligation, responsibility or liability whatsoever for repairing, maintaining, operating, improving, managing or owning the Demised Premises during the Lease Term, except as otherwise specifically provided in Section 16 hereof or where the necessity for any repairs, maintenance or improvements has arisen from the wilful misconduct or negligence of Landlord, its agents, servants, employees or contractors.

     10. UTILITIES AND OPERATING EXPENSES.

         Subject to the provisions of Section 13 hereof, Tenant covenants and agrees that it shall, at its sole cost and expense, (a) pay any and all charges for all public or private utility services including, but not limited to, water, gas, sewer, light, electricity, power, telephone, cable television, and any and all other utility services (all or any one of which are herein referred to as a "Charge"), that during the Lease Term are provided to, consumed by or

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rendered with respect to the Demised Premises; and (b) pay any and all costs and expenses of maintaining, repairing, replacing, managing and operating the Demised Premises and Tenant's business (collectively, the "Operating Expenses"), except as expressly set forth to the contrary in this Lease.

     11. TAXES AND ASSESSMENTS.

         Subject to the provisions of Section 13 hereof, beginning on the Commencement Date, Tenant covenants and agrees to discharge and pay any and all real estate and/or ad valorem taxes, assessments, imposts and charges (including without limitation any tax substituted for or in addition to the current ad valorem tax) (all or any one of which are herein referred to as "Taxes") that at any time during the Lease Term are levied, assessed, charged or imposed upon, or are attributable to, the Demised Premises before said Taxes becomes delinquent. However, in no event shall Tenant be obligated to pay any income, franchise, inheritance or estate tax imposed or levied or assessed with respect to or because of the income derived by Landlord from or by virtue of this Lease or Landlord's ownership of the Demised Premises. Landlord and Tenant shall prorate, on a daily basis, any Taxes applicable to the first or last Lease Year hereunder. If now or hereafter applicable in the jurisdiction in which the Demised Premises are situated, Tenant shall pay (before the same become delinquent) and be liable for, as a part of Taxes, any and all rental, sales and use taxes or other similar taxes, if any, which are assessed, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease.

     12. LIENS.

         Subject to the provisions of Section 13 hereof, Tenant shall not create or permit to be created or to remain, and shall promptly pay, satisfy, bond or discharge (at its sole cost and expense) any lien, notice or claim of lien or judgment (hereinafter collectively referred to as a "Lien") upon the Demised Premises or asserted against Landlord arising by reason of any labor, service or material furnished or claimed to have been furnished to or for Tenant for any construction, repair, maintenance or improvement made by Tenant on or to any portion of the Demised Premises.

     13. PERMITTED CONTESTS; TENANT'S FAILURE TO PAY OR CONTEST; ESTIMATED PAYMENTS.

          13.1 Tenant at its sole option and expense, may contest (by appropriate legal proceedings conducted in good faith and with due diligence) the amount, validity or application, in whole or in part, of any Tax, Lien or Charge referred to in Sections 10, 11 or 12, provided that Tenant shall: (a) give Landlord prior written notice of such contest, (b) bond the Lien prior to contesting its validity or amount, and (c) in any event pay any Tax, Charge or Lien prior to levy and sale of the Demised Premises for the satisfaction thereof. Landlord shall join Tenant in any such contest, at Tenant's sole cost and expense and at no expense to Landlord, if the joinder of Landlord, as owner of the Demised Premises, is required in such contest. Tenant agrees that it will indemnify and hold Landlord harmless from and against any

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and all loss, damage, cost and expense (including reasonable attorney's fees and expenses actually incurred) in connection with such contests, and will pay and discharge the amounts which shall be determined to be payable therein and comply with any legal requirement under which compliance by Tenant is required.

          13.2 In the event that Tenant shall fail to pay, satisfy, discharge or bond any such Operating Expenses, Taxes, Liens or Charges as and when due and payable, and in the further event that Tenant has also failed to contest any such Operating Expenses, Taxes, Liens or Charges in accordance with Section 13.1 above, then Landlord shall have the right, but not the obligation, to elect to pay, satisfy, discharge, bond or contest the same. In such event, Tenant shall promptly reimburse Landlord as Additional Rent, an amount equal to all amounts so expended by Landlord, plus interest thereon accruing at a rate equal to the lesser of: (i) the maximum rate permitted from time to time under applicable laws, or (ii) eight percent (8%) per annum (the "Default Rate"), until such amounts are repaid.

          13.3 Landlord shall provide to Tenant a copy of the bill(s) or statement(s) for Taxes at least thirty (30) days prior to the due date for payment thereof, and Tenant shall remit its payment to Landlord within twenty
(20) days thereafter.

     14. USE AND CARE OF PREMISES.

         The Demised Premises shall be used for purposes of operating a medical products manufacturing and distribution facility and for any other lawful use or purpose. The Demised Premises shall not be used for any illegal purposes or in any illegal manner; nor in any manner to create any waste, nuisance or trespass; nor in any manner to vitiate the insurance on the Demised Premises, any Building or the Parcel.

     15. HAZARDOUS MATERIALS.

         15.1 ENVIRONMENTAL LAWS means any and all applicable federal, state or local laws, ordinances, rules, regulations or orders now or hereafter relating to the generation, treatment, storage, disposal or release of Hazardous
Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.ss. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Clean Water Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq.

         15.2 HAZARDOUS MATERIALS means any hazardous or toxic substance, material, constituent or waste, including, but not limited to, those substances, materials, constituents and wastes now or hereafter listed in the United States Department of Transportation Hazardous Materials Table (49 CFR ss. 172.101) or now or hereafter designated by the United States Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302 and amendments thereto, petroleum and petroleum-based products, asbestos, and such other substances, materials, constituents and wastes that are or become regulated under applicable federal, state or local law.

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         15.3 Landlord and Tenant  acknowledge  and agree that Tenant shall have the right to use such Hazardous Materials as are usual and customary and/or necessary in the operation of Tenant's business on the Demised Premises. Tenant shall use, store and dispose of all such Hazardous Materials in compliance with all applicable Environmental Laws and other applicable federal, state and local laws, ordinances, rules and regulations, and (unless otherwise requested by Landlord in writing) Tenant shall remove any and all Hazardous Materials from the Demised Premises upon the expiration or earlier termination of this Lease. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Demised Premises caused or permitted by Tenant or its agents, servants, employees, contractors, patrons or invitees (collectively, the "Tenant Parties") results in contamination of the Demised Premises, then Tenant hereby indemnifies and agrees to defend (with counsel reasonably acceptable to Landlord) and to hold Landlord, and its officers, employees and agents, harmless from and against any and all claims, judgments, damages, penalties, fines, suits, proceedings, liabilities (including sums paid in settlements of claims), losses, costs or expenses (including, without limitation, reasonable attorney's fees and expenses, professional consultant and expert fees and court costs, actually incurred at the trial and appellate levels), costs related to compliance with any governmental or court order or injunction, which may be imposed upon, incurred by or asserted or awarded against Landlord, or its officers, employees or agents, at any time during or after the Lease Term as a result of any such contamination. Without limiting the generality of the foregoing, this indemnification of Landlord by Tenant shall specifically cover costs incurred in connection with any investigation of site
conditions  or  any  clean-up,  corrective  action,  remediation,   removal,  or
restoration work required by any federal, state or local governmental agency or political subdivision, or by any court having jurisdiction thereof, as a result of the presence or suspected presence of Hazardous Materials in the soil or ground water on or under, or migrating from, the Demised Premises as a result of Tenant's use and occupancy thereof. The foregoing indemnity provisions shall survive the expiration or earlier termination of the Term and this Lease.

         15.4 Notwithstanding anything herein to the contrary, it is expressly agreed to by Landlord and Tenant that unless brought onto the Demised Premises by Tenant or others within its control, any Hazardous Materials which are within the Building or the Demised Premises shall be the sole responsibility of Landlord. Any removal of such substances in and around the Demised Premises shall be undertaken after notice to Tenant of at least thirty (30) days. To the extent Tenant must close, fully or partially, during the removal of any such substances, all Rent shall abate proportionately to Tenant's ability to continue to operate its business from the Demised Premises, and if such abatement has not been completed within one hundred eighty (180) days from the commencement of such removal activities, Tenant shall have the option, at any time thereafter, to terminate this Lease and to recover from Landlord the unamortized cost of the Tenant Improvements.

         Landlord shall indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense (including reasonable legal fees) in connection with the actual or threatened escape, dispersal, seepage, migration, emission, discharge or release of any Hazardous Material in the Demised Premises by Landlord, its agents, employees or contractors. This indemnity shall survive the expiration or termination of this Lease.

386804.5

         16. REPRESENTATIONS OF LANDLORD; REPAIRS AND MAINTENANCE.

             16.1 Landlord, at its sole expense, agrees to keep, maintain, repair and replace, in good order, condition and repair the roof (including structure, deck, insulation, flashing and membrane), foundations and exterior walls of the Building; provided, however, that Landlord shall not be responsible for the repair or replacement of glass (whether in windows, or in doors or plate glass) or exterior doors, or for any repairs rendered necessary by any act or omission of Tenant or any of the Tenant Parties.

             16.2 Landlord, at its sole expense, agrees to install and maintain adequate landscaping on the Parcel, and in so doing, to spend the amounts therefor as more particularly described in Exhibit "C".

             16.3  Landlord,  at its sole  expense,  agrees  to keep,  maintain, repair and replace, in good order, condition and repair, and as more particularly described in Exhibit "C", the parking lot located on the Parcel, which Landlord warrants will, at all times during the Lease Term, contain the minimum number of parking spaces required by Applicable Laws from time to time in effect.

             16.4 Landlord hereby represents and warrants that no part of the Parcel is subject to any building or use restrictions that restrict or prevent the use of the Parcel for a medical products manufacturing and distribution facility. The Parcel is properly and duly zoned for such use. There are no violations of any rule, regulation, code, resolution, ordinance, statute or law of any government, governmental agency or Insurance Board of Underwriters involving the use, maintenance, operation or condition of the Parcel or any part thereof. There is no outstanding notice or order of any governmental authority having jurisdiction over the Parcel not fully and duly complied with, affecting the use or operation of any part of the Parcel, or requiring, as of the date hereof or a specified date in the future, any repairs or alterations or additions or improvements thereto. All necessary permits and licenses required in connection with the current uses of the Parcel have been obtained and are currently in full force and effect. The Parcel is not located in any conservation or historic district or in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards.

     17. REPAIRS BY TENANT.

         Tenant shall, throughout the Lease Term, at its sole cost and expense, keep, maintain, repair and replace the Demised Premises in good order, condition and repair, including without limitation the Building, any and all Building systems (including without limitation heating and air conditioning, plumbing, electrical, mechanical and all other equipment, components and systems [including but not limited to replacement thereof in whole or in part] which now or hereafter are a part of such Building), all doors, windows, glass and plate glass, common areas, sidewalks, and any and all other improvements now or hereafter located on the Parcel or in the Building, excepting only those repairs expressly required to be made by Landlord

386804.5
under Section 16 above. In the event Tenant fails to make said repairs, then Landlord may, but shall not be obligated to, make such repairs, in which event Tenant shall promptly reimburse Landlord for all costs and expenses incurred thereby, together with interest thereon at the Default Rate, said costs, expenses and interest constituting Additional Rental hereunder. During the term of the Lease or any subsequent Renewal Periods, Tenant agrees to obtain a preventive maintenance agreement on all HVAC systems through a reputable licensed HVAC contractor. Landlord shall have the right to inspect the agreement. Tenant agrees to surrender and return the Demised Premises to Landlord at the expiration, or prior termination, of the Lease Term, in good condition and repair, normal wear and tear, fire and other casualty covered by
Section 21 below, and condemnation covered by Section 22 below, all excepted, and in accordance with its obligations under this Lease, including without limitation this Section 17.

     18. ALTERATIONS.

         Tenant shall have the right at any time to make (at its sole cost and expense) such additions to, alterations of and replacements of any Building, structure or other improvement (hereinafter collectively referred to as "Alterations"), as Tenant may determine is (or are) necessary or appropriate from time to time. Tenant must provide to Landlord at least thirty (30) days prior written notice of its intention to make any such Alterations. Any Alteration must be performed in a good and workerlike manner and comply with the requirements of this and all Applicable Laws, and Tenant shall be solely responsible for repairing and maintaining any Alterations in good repair and in accordance with Section 17 above. At the time of the giving of Tenant's 30-day notice to Landlord, Tenant must provide a complete set of plans and specifications for any proposed Alteration to Landlord for Landlord's review and comment. At Tenant's sole option, any or all Alterations may be removed at or prior to the expiration or termination of the Lease Term. If any such removal causes damage to the Demised Premises, the Demised Premises shall be repaired and restored by Tenant, at Tenant's sole cost and expense.

     19. APPLICABLE LAWS.

         Tenant agrees, at its sole cost and expense, promptly to comply with all requirements of any legally constituted public authority ("Applicable Laws") now or hereafter applicable to the Demised Premises and/or to Tenant's business during the Lease Term.

     20. INSURANCE.

         20.1 Tenant shall, following the execution of this Lease and at all times during the Lease Term, pay all premiums for and maintain in full force and effect the following insurance in types and limits generally in use for comparable facilities, and with insurance companies authorized to do business in
Florida:

              20.1.1 PROPERTY INSURANCE. Insurance on any and all of Tenant's personal property, trade fixtures, furnishings, equipment and effects (collectively, "Tenant's Personalty"), and on any additions thereto, and/or replacements or substitutions therefor,

386804.5
against loss or damage by fire and other risks now insured against by "extended coverage" provisions of policies generally in force, in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer of any loss under the applicable policy or policies and in amounts sufficient to provide coverage in an amount not less than eighty percent (80%) of the actual replacement cost of any additions thereto, and/or replacements or substitutions therefor, the policy for which insurance shall have replacement cost and inflation endorsements, or similar provisions.

              21.1.2 LIABILITY INSURANCE. Commercial general liability insurance naming Landlord as an additional insured against any and all claims for damages to person or property or for loss of life or of property occurring upon, in or about the Demised Premises, such insurance to afford immediate protection to the limit of not less than Five Million Dollars ($5,000,000) in respect of bodily injury or death to any one person, and to the limit of not less than Five Million Dollars ($5,000,000) in respect to any one accident, and to the limit of not less than One Million Dollars ($1,000,000) for property damage.

             21.1.3 Workers' Compensation Insurance as required by law.

         20.2 Tenant will furnish to Landlord, at least thirty (30) days before the Commencement Date hereof, and during the Lease Term at least thirty (30) days before the expiration or termination of any such policy or policies, certificates of insurance evidencing coverage required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or amend the policy or policies without first giving at least ten (10) days' prior written notice thereof to Landlord.

         20.3 FIRE AND EXTENDED COVERAGE INSURANCE. Landlord shall procure and maintain in full force and effect insurance on the Building and other improvements, and on any Alterations, replacements or substitutions therefor, against loss or damage by fire and other risks now insured against by "extended coverage" provisions of policies generally in force (the "Building Insurance"), in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer of any loss under the applicable policy or policies and in amounts sufficient to provide coverage in an amount not less than one hundred percent (100%) of the actual replacement cost of the Building and improvements (excluding foundation and excavation costs, paving, appurtenances thereto and underground pipes, flues and drains) or Alterations, any replacements or substitutions therefor, the policy for which insurance shall have replacement cost and inflation endorsements, or similar provisions. Tenant shall pay, or shall reimburse Landlord for all Building Insurance Costs.

         20.4 The insurance required by this Section 20 may be included in policies of "blanket insurance", provided that the Demised Premises is a scheduled location thereunder, and in all other respects each such policy shall comply with the requirements of this Section 20; and provided further that no other loss, which may or may not also be insured thereby, shall in any way affect or limit the coverage and amount of insurance required hereby. All such insurance shall name Landlord as an additional insured. All fire and extended coverage Insurance and/or property damage insurance shall waive any and all rights of subrogation of the insurer against Landlord, its agent, servants and/or employees.

386804.5

         20.5 PAYMENT OF LOSS. All policies of insurance required hereunder, except for the comprehensive general liability insurance and workers' compensation insurance, shall provide for payment of loss to Landlord and Tenant, as their interests may appear.

         20.5 INSURANCE PROCEEDS. Any and all insurance proceeds payable under the policies of insurance of the kinds described in Subsection 20.1.1 shall be payable to Tenant

         21. DAMAGE OR DESTRUCTION.

              21.1 DAMAGE OR DESTRUCTION. If, at any time during the Lease Term, any portion of the Demised Premises is damaged or destroyed by fire or other casualty of any kind or nature, and this Lease is not terminated as provided in
Section 21.4 hereof, Tenant, at Tenant's sole cost and expense, to the extent that insurance proceeds are available and sufficient for the purpose (except as otherwise provided in Section 21.2 hereof), shall commence and thereafter proceed with reasonable diligence (subject to a reasonable time allowance for the purpose of adjusting the insurance loss and for unavoidable delay) to repair, alter, restore, replace or rebuild the same as nearly as possible to its condition immediately prior to such damage or destruction, or to such other condition as may be proposed by Tenant and approved by Landlord.

              21.2 INSURANCE PROCEEDS. All insurance proceeds received by Landlord and Tenant, or either, on account of such damage or destruction under the policies of insurance required by Section 20.3 shall be paid to and held by Tenant in trust, and, subject to Section 26 below, shall be applied to the payment of the cost of repairing, altering, restoring, replacing or rebuilding the Demised Premises as provided in Section 21.1. If insurance proceeds are unavailable or are insufficient to pay the entire cost of repair and restoration, then Landlord shall pay the amount of any such deficiency.

              21.3 LANDLORD NOT OBLIGATED. Under no circumstances shall Landlord be obligated to make any payment, disbursement or contribution toward the cost of repairing or restoring the Demised Premises necessitated by any casualty as to which Tenant is obligated to maintain insurance coverage pursuant to this Lease.

              21.4 OPTION TO TERMINATE. If the Demised Premises are substantially damaged or destroyed in whole or in part by fire or other casualty at any time during the last two (2) years of either the original Lease Term or either Option Term (if validly exercised by Tenant), then Landlord may, at Landlord's option exercised by written notice to Tenant within ninety (90) days after the date of such casualty, elect to terminate this Lease, in which event Tenant shall pay to Landlord, as and when the same becomes due and payable, all Rent and other charges payable under this Lease which would otherwise have been payable up to the effective date of such termination. Upon the service of such notice, this Lease shall cease and terminate as of the date specified for such termination in such notice with the same force and effect as if such date were the date originally fixed for the expiration of the Lease Term. As to any items of Additional Rent or other charges payable under this Lease which are not then capable of ascertainment, Tenant covenants and agrees to pay to Landlord an amount equal to such Additional Rent or other charges payable under this Lease as and when the

386804.5
same becomes determined, or in case any such item shall relate to Liens, Taxes or Charges, Tenant shall pay to Landlord an amount or amounts thereof as and when the same become due and payable. The covenants and agreements with respect to the adjustment and payment of these items of Rent and other Taxes, Liens and/or Charges payable under this Lease shall survive the expiration of the Lease Term. If this Lease is terminated pursuant to the provisions of this
Section 21.4, none of the insurance proceeds payable in respect of such damage or destruction shall be payable to Tenant in of an amount equal to the unamortized cost of the Tenant Improvements. Any proceeds in excess of such amount shall be paid to or retained by, and as, the property of Landlord.

     22. CONDEMNATION.

         22.1 SEPARATE AWARDS. If, during the Lease Term, the Demised Premises, or any portion thereof, is condemned or taken by any governmental authority, or by any corporation or other entity having the power of eminent domain, Landlord and Tenant agree to request the courts in such condemnation proceeding to make separate awards to Landlord and Tenant as to their respective interests in the Demised Premises. If for any reason the court is unwilling or unable to make separate awards, Landlord and Tenant agree that the one award shall be equitably apportioned between them, as hereinafter set forth, to reflect their respective interests in the Demised Premises.

         22.2 TAKING OF DEMISED PREMISES.

             (a) If the entire Demised Premises is condemned or otherwise taken, or such portion thereof that, in the good faith judgment of Tenant, the remainder of the Demised Premises is not suitable for Tenant's business purposes, this Lease shall, at Tenant's sole option, terminate as of the date such taking occurs. Such termination shall, however, be without prejudice to the rights of Landlord and Tenant to recover from the condemnor compensation and damage caused by such condemnation or taking.

             (b) If a portion of the Demised Premises is condemned or otherwise taken and, in the good faith judgment of Tenant, the portion of the Demised Premises remaining after such taking is suitable for Tenant's purposes, the Base Rental thereafter payable by Tenant to Landlord shall be reduced to such extent as may be fair and reasonable to Landlord and Tenant under all of the circumstances. Any such reduction in the Base Rental shall become effective as of the first day of the calendar month following the month in which such condemnation or taking occurs. In the event of such partial condemnation or taking and such judgment by Tenant, then, Tenant shall restore, repair or replace the Building and other improvements on the remaining portion of the Demised Premises, with such changes in the use of the Demised Premises or in the design, type or character of the Building and improvements thereon as Tenant may reasonably deem desirable, to as complete a unit or units of quality and value as near as possible to that existing immediately prior to such taking.

         22.3 ALLOCATION OF SINGLE AWARD. If Landlord and Tenant are unable to obtain separate awards with respect to their respective interests in the Demised Premises, then, the single award shall be fairly and equitably apportioned between Landlord and Tenant. The

386804.5
portion of the award to be received by Landlord shall reflect the taking of or injury to the fee simple estate in the Parcel, the Building and this Lease. The portion of the award to be received by Tenant shall be based solely upon the taking and reduction of Tenant's interest created by this Lease and the taking of any Tenant's Personalty and other improvements constructed or placed by Tenant (at its sole cost and expense) on the Parcel covered by and subject to this Lease, the loss or interruption of Tenant's business and the cost of any restoration or repair of the Demised Premises necessitated by such taking or condemnation.

         22.4 RIGHTS OF MORTGAGEE. Any "Mortgagee" (as defined below) shall be a proper party to any proceeding concerning a taking of all or any portion of the Demised Premises, and such Mortgagee shall be entitled to intervene or participate in any such proceeding either on its own behalf or on behalf of Landlord. Each and every provision of this Section 22 dealing with allocation and use of awards paid by reason of a condemnation or taking are subject to the rights of such Mortgagee in and to such awards.

         22.5 RIGHT TO CONTEST AWARD. If either Landlord or Tenant desires to contest the amount of the award offered by a condemning authority while the other party is willing to accept the same, the unwilling party may make such contest, including any litigation necessary or desirable for such purpose, provided that it shall indemnify and hold the willing party completely harmless from any loss, cost or expense resulting therefrom or caused thereby, including without limitation any reduction in the final award, all costs and expenses incurred in the contest, and interest at the Default Rate on any sums that otherwise would have been paid to the willing party at any earlier date. Prior to undertaking any such contest, the party making the same shall furnish to the other an indemnity bond or other security reasonably acceptable to the other party and in an amount equal to the settlement offered plus a reasonable estimate for costs, expenses and loss of interest, which bond shall be conditioned on the successful prosecution of said contest and the willing party being protected from any loss occasioned thereby.

     23. ASSIGNMENT AND SUBLETTING.

         Tenant shall not, directly or indirectly, by operation of law, or in any other manner or means, sublease the Demised Premises, in whole or in part, or assign this Lease or any or all of Tenant's right, title and interest hereunder, or permit any other person or entity to use or occupy the Demised Premises or any part thereof (collectively, a "Transfer") to any person or entity (herein referred to as a "Transferee"), other than an entity affiliated with Tenant, without the express prior written consent of Landlord in each instance. Such consent shall not be unreasonably withheld, conditioned or delayed by Landlord. If, within thirty (30) days after notice from Tenant of the same, Landlord fails to disapprove any such proposed Transfer for which Landlord's consent is required, then Landlord shall be deemed to have consented to the Transfer. In connection with any Transfer, Tenant agrees that Tenant shall remain liable hereunder.


386804.5

     24. LANDLORD'S RIGHT TO MORTGAGE.

         Landlord shall have the right to encumber by mortgage, deed of trust, deed to secure debt, ground lease or otherwise (collectively, a "Mortgage") its right, title and interest in and to the Demised Premises or any part thereof, and/or its interest in this Lease. This Lease is subject and subordinate to the lien of any Mortgage which may, at any time or from time to time, now or hereafter affect or encumber the Building and/or the Parcel of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements or extensions thereof, only so long as the holder of the Mortgage agrees in writing that Tenant shall not be disturbed in its possession of the Demised Premises, and that the rights granted under the Mortgage shall be restricted by, and subject to, the terms of this Lease. Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord's interest in the Demised Premises, whether by sale, foreclosure, deed in lieu of foreclosure or otherwise, only so long as Tenant shall have received a written non-disturbance agreement as described above. Notwithstanding the foregoing, in the event any holder of any such Mortgage shall elect to make this Lease superior to the lien or security title of its Mortgage, then, upon such party giving Tenant written notice to such effect, this Lease shall be deemed to be prior in time to the lien or security title of such mortgage, whether dated prior or subsequent thereto.

     25. REMOVAL OF TENANT'S PERSONALTY.

         All of Tenant's Personalty and all Tenant Improvements owned and installed by Tenant in the Demised Premises shall remain the property of Tenant and shall be removable at any time prior to the expiration of the Lease Term so long as Tenant is not in default of any terms or covenants of this Lease beyond the expiration of any applicable grace or cure period; provided, however, that Tenant shall promptly repair any damage to the Demised Premises caused by the installation or removal of same.

     26. DEFAULT BY TENANT; REMEDIES.

         If any of the following occur, a default or event of default by Tenant shall exist hereunder: (i) if Tenant defaults in the payment of Base Rental and/or Additional Rental herein reserved when due, and fails to cure said default within ten (10) days after receipt of written notice thereof from Landlord; or (ii) if Tenant defaults in performing any of the terms or provisions of this Lease other than the provision requiring the payment of Rentals, and fails to cure such default within thirty (30) days after the date of receipt of written notice of default from Landlord, except that if the event giving rise to such default is not one which reasonably could be cured by Tenant within thirty (30) days, if Tenant has commenced bona fide efforts to effect such cure within the said thirty (30) day period and is diligently pursuing such curative efforts, Tenant shall have a reasonable time following the expiration of said thirty (30) days within which to complete the curing of such default; or
(iii) if Tenant is adjudicated bankrupt; or (iv) if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty
(60) days after written notice from Landlord to Tenant to obtain such removal; or (v) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rental or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or

386804.5

(vi) if Tenant makes an assignment for the benefit of creditors; or (vii) if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within sixty (60) days after written notice from Landlord to Tenant to obtain satisfaction thereof. After any Transfer of this Lease or of the entire Demised Premises covered by this Lease that was approved in writing by Landlord, the occurrence of any of the foregoing defaults or events will affect this Lease only if caused by, or happening to, the Transferee. Upon the occurrence of any of said events of default:

             (a) Landlord at Landlord's option may at once, or at any time thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant, whereupon this Lease shall end. Upon any such termination by Landlord, Tenant will at once surrender possession of the Demised Premises to Landlord and, subject to Section 25 above, remove all of Tenant's Personalty and effects therefrom; and Landlord may re-enter same and repossess itself thereof, and remove all persons, Personalty and effects therefrom, to the extent permitted by applicable law; and or

             (b) Landlord, as Tenant's agent, with or without terminating this Lease, may at Landlord's option enter upon and rent the Demised Premises at the best price obtainable by reasonable effort, with or without advertisement and by private negotiations, and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's Total Rental hereunder and the price obtained by Landlord, and for any and all other reasonable costs and expenses related to reletting, including, but not limited to the payment of brokerage fees and commissions, the making of alterations, replacements and/or repairs, costs of leasing same, costs for any unamortized Tenant improvements paid for by Landlord, reasonable actual fees of attorneys, and otherwise. Upon each such reletting, all Rent received by Landlord from such reletting shall be applied as follows: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any loss, costs and expenses of such reletting; third, to the payment of Rent due and unpaid hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder; provided, however, that any excess Rent remaining at the expiration or other termination of this Lease shall be the property of Landlord and Tenant hereby relinquishes any claim thereto. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such prior default; and/or

             (c) In the event Landlord terminates this Lease in accordance with the provisions of this Section 26, Landlord shall be entitled to the present value of the excess of all Rent and other charges which would be payable for the balance of the Lease Term remaining after the date of such termination over the then current rental value for the Demised Premises for the remainder of the Lease Term, in addition to any other remedy it may have, and Landlord shall also be entitled to damages for all past due Rent and other monies owed by reason of Tenant's default hereunder, including, without limitation, the cost of recovering the Demised Premises and reasonable actual attorneys' fees. The parties agree that damages for Rent and other charges payable subsequent to such date of termination would be difficult or impossible to estimate accurately and that it is their intent to provide herein for liquidated damages in such event. As a reasonable pre-estimate of Landlord's probable loss, the parties agree that,

386804.5
at its sole election, Landlord shall be entitled to elect to accelerate and recover immediately the stipulated Rent and other charges required to be paid under this Lease for the balance of the Term from the date of such early termination to the date this Lease would have expired in accordance with Section 4 hereinabove had there been no default. Such total amount shall be discounted to present value using a discount rate equal to the then current publicly announced "Prime Rate" of The SunTrust Bank of Atlanta, Georgia (or its successor), less two percent (2%). In such event, any third party rentals received by Landlord thereafter during what would have been the Term shall be applied to the "first" and "second" items described in subparagraph 26(b) above, and the residue, if any, shall be remitted to Tenant after the last day of what would have been the Term. Anything to the contrary in this Lease notwithstanding, it is agreed to by Landlord and Tenant that they each intend to be bound by this provision in the event Landlord elects to proceed under this
Section 26(d), and in the event of such election this shall be Landlord's exclusive remedy with respect to damages for post-termination Rent and other post-termination charges; and/or

             (e) As agent of Tenant, Landlord may do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Demised Premises to the extent permitted by applicable law in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any losses, costs and expenses which Landlord may suffer or incur in thus effecting compliance with this Lease on behalf of Tenant.

             (f) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any of the covenants and provisions of this Lease; unless the provision of this Lease from which said remedy arises specifically recites that said remedy shall be exclusive and then only to the extent Landlord's other remedies are waived or restricted.

             Service of all dispossessory or distraint proceedings or notices shall be mailed to Tenant in the manner set forth in Section 32 hereof.

             In the event that, more than twice during any Lease Year, any payment of Rent or any other charge or monetary obligation is not received by Landlord within ten (10) days after the due date thereof, Tenant shall pay as additional Rent, a late charge in the amount of One Hundred Dollars ($100.00). Tenant shall pay One Hundred and No/100 Dollars ($100.00), promptly upon demand, as a charge to cover Landlord's administrative and clerical expenses in the event a check given to Landlord by Tenant is returned to Landlord unpaid by Landlord's bank due to insufficient funds or any other reason. It is understood and agreed that such late charge and/or such "bad check" charge (as applicable) shall constitute liquidated damages to compensate Landlord for additional bookkeeping expenses and clerical services which would be required of the Landlord as a result of the occurrence of events described in this Section. Such damages are difficult or impossible to estimate accurately and it is the intention of the parties to provide for liquidated damages in such event. It is further agreed that the sums provided in this Section are a reasonable pre-estimate of Landlord's probable loss, upon the occurrence of the events described herein.

386804.5

             (g) Bankruptcy of Tenant. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively "the Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code as amended (the "Bankruptcy Code"), relating to bankruptcy, shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

             If the Trustee proposes to assume or to assign this Lease or sublet the Demised Premises (or any portion thereof) to any person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, then the Trustee shall give Landlord and lessors and mortgagees of which Tenant has notice written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this lease or subletting of the Demised Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

             The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (i) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (ii) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (iii) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (a) any proposed assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months' Base Rental accruing under the Lease; (b) any proposed assignee of the Lease shall provide to Landlord an audited financial statement, if available, and if not available, then an unaudited financial statement certified by the proposed assignee, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months' Base Rental accruing under the Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under the Lease, which guarantor shall provide a financial statement meeting the requirements of this sub-part (b) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (c) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Premises. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.


386804.5

             The parties agree that for the purposes of the Bankruptcy Code relating to (i) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss," the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the default rate provided for in this Lease on all unpaid Rent and other obligations of Tenant to pay money under this Lease, all reasonable attorneys' fees actually incurred and related costs and expenses of Landlord incurred in connection with any default of Tenant and in connection with Tenant's bankruptcy proceedings.

             Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

     27. HOLD-OVER.

         If Tenant shall not immediately surrender the Demised Premises at or upon the end of the Lease Term hereby created (whether same occurs by termination or expiration), then at Landlord's sole option Tenant shall become a tenant at sufferance at a Base Rental equal to one hundred twenty-five percent (125%) of the Base Rental existing at the time of said hold over, plus all Additional Rents as the same become due and payable hereunder, commencing said tenancy with the first day after the end of the Lease Term above or the date of any earlier termination as provided in this Lease. Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a tenancy at sufferance, except that Tenant shall have no right or option to extend or renew the Lease Term, nor any rights greater than those of a tenant at sufferance or tenant at will, as applicable. If Landlord shall desire to regain possession of the Demised Premises promptly at the expiration or termination of the Lease Term, or at any time thereafter, then Landlord, at its election or option, may re-enter and take possession of the Demised Premises forthwith, by any legal action or process available in State of Florida.

     28. ESTOPPEL CERTIFICATES.

         Tenant agrees, at any time and from time to time, upon not less than thirty (30) days' prior written notice by Landlord and no more frequently than annually, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying whether Tenant is in possession of the Demised Premises, has unconditionally accepted the same and is currently paying the Rental reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the

386804.5
modifications), (iii) stating the Commencement Date and the dates to which the Rental and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, either Tenant or Landlord (or both) is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to either Tenant or Landlord have been or should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Parcel or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

     29. ADVERTISING.

         Landlord may not post "For Rent" or "For Sale" signs on the Demised Premises at any time. However, within the last ninety (90) days of the then current term, Landlord may from time to time enter the Demised Premises during business hours and upon reasonable notice to inspect same, to exhibit same to prospective purchasers, existing or prospective mortgagees, or tenants, and/or to make repairs required of Landlord under the terms hereof, or to make repairs to adjoining premises, if any.

     30. ATTORNEYS' FEES.

         If any Rental owing under this Lease is collected by or through an attorney at law, or if Landlord employs an attorney at law to enforce any of the other terms or conditions of this Lease, Tenant agrees to pay or reimburse Landlord for all reasonable actual attorney's fees and expenses actually incurred, as Additional Rental hereunder. In the event of any dispute, the prevailing party therein shall be entitled to recover its reasonable costs, expenses and attorneys' fees actually incurred from the non-prevailing party.

     31. RIGHTS CUMULATIVE.

         All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

     32. NOTICES.

         All notices, demands, requests, elections, consents or other communications required or permitted to be given pursuant to the terms of this Lease shall be in writing, signed by the party making the same, and shall be delivered personally or by overnight mail service or courier, or by facsimile, or by certified mail, return receipt requested, postage or other delivery costs prepaid, to the other party hereto, at the addresses set forth below. The date of such notice or other communication shall be the date of personal delivery or when deposited with Federal Express or other overnight mail service, or upon transmission by facsimile [provided that a copy of the facsimile is delivered or deposited by mail within twenty-four (24) hours in the manner specified herein] or mailing, as the case may be, whether or not such notice is accepted or refused. If any date on which any notice or election is required to be given or made hereunder falls on a Saturday, Sunday or legal holiday, then, the date on which such

386804.5
notice or election is required to be given or made hereunder shall, for all purposes, be deemed to be the next following business day.

     Any notice to Landlord shall be addressed as follows:

     J. Crayton Pruitt Family Trust u/t/a 9/17/76

                                J. Crayton Pruitt, Trustee
                                12167 49th Street North
                                Clearwater, Florida 34622
                                Facsimile: (813) 823-8606

     with a copy to:            Charles F. Arnold, Esq.
                                621 Sixth Avenue South
                                St. Petersburg, Florida 33701
                                Facsimile: (813) 823-2742


     and if given to Tenant, shall be addressed to:

                                CryoLife Acquisition Corporation
                                c/o CryoLife, Inc.
                                1655 Roberts Boulevard
                                Kennesaw, Georgia 30144
                                Attn:  Steven G. Anderson, President
                                Facsimile:770/590-3754

     with a copy to:            Arnall Golden & Gregory, LLP
                                2800 One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, Georgia 30309-3450
                                Attn:  Clinton D. Richardson, Esq.
                                Facsimile: 404/873-8665

or to such other address(es) as Landlord or Tenant may from time to time designate in writing to the other.

     33. SUCCESSORS AND ASSIGNS, GOVERNING LAW AND BINDING EFFECT.

         Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit of Landlord and Tenant, and their respective legal representatives, assigns and successors. If this Lease is assigned or if any portion of the Demised Premises are sublet, the term "Tenant" also shall include Tenant's assignees or sublessees, as to premises covered by such assignment or sublease. The laws of the State of Florida shall govern the validity, interpretation, performance and enforcement of this Lease.

386804.5

     34. TIME OF THE ESSENCE.

         All time limits stated in this Lease are of the essence.

     35. WAIVER OF CLAIMS.

         To the  extent  permitted  by  law,  Landlord  and  Landlord's  agents, employees and contractors shall not be liable for, and Tenant hereby indemnifies, holds harmless and releases Landlord, its agents, employees and contractors from and against any and all claims for damage to persons or property sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence or condition in or upon the Demised Premises except where such claims arise out of the negligence or willful misconduct of Landlord, Landlord's agents, employees or contractors. To the extent permitted by law, Tenant and Tenant's agents, employees and contractors shall not be liable for, and Landlord hereby indemnifies, holds harmless and releases Tenant, its agents, employees and contractors from and against any and all claims for damage to persons or property sustained by Landlord or any person claiming through Landlord resulting from any fire, accident, occurrence or condition in or upon the Demised Premises except where such claims arise out of the negligence or willful misconduct of Tenant, Tenant's agents, employees or contractors.

     36. BROKERS.

         Landlord and Tenant each represent and warrant to the other that they have dealt with no real estate brokers or agents in connection with this Lease and the transactions contemplated hereunder. Landlord and Tenant hereby indemnify and agree to hold the other harmless from and against any and all causes, claims, demands, liabilities, losses, fees, commissions, settlements, judgments, damages, expenses and fees (including, without limitation, reasonable attorney's fees) in connection with any claim for commissions, fees, compensation or other charges relating in any way to this Lease or the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity based upon any arrangement or agreement made or alleged to have been made by the indemnifying party or its representatives. The mutual indemnity contained herein shall survive the expiration or earlier termination of this Lease.

     37. RECORDING.

         Neither party shall record this Lease without the prior written consent of the other. However, either party, at its own expense, may record a Memorandum of Lease setting forth the essential terms of this Lease in accordance with the requirements of Florida law.

     38. SEVERABILITY.

         If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances, other than those as to which

386804.5
it is held void, unenforceable or invalid, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     39. ENTIRE AGREEMENT.

         This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein unless contained in a modification in writing executed by all of the parties hereto, shall be of any force or effect. This Lease may be executed in multiple counterparts, each of which shall be deemed to constitute an original, and all of such counterparts shall together constitute one and the same agreement.

     40. CONSTRUCTION OF THIS AGREEMENT.

         No failure of Landlord or Tenant to exercise any power given to it hereunder, or to insist upon strict compliance by the other party with its obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of a party's right to demand exact compliance with the terms hereof. This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant and no estate shall pass out of Landlord. In construing and interpreting this Lease, no presumption shall be employed that either party was solely responsible for drafting this Lease and that it should, therefore, be construed most strongly against such party. This Lease has been negotiated equally by both Landlord and Tenant.


     41. RIGHT OF FIRST REFUSAL.

         41.1 Landlord acknowledges that any sale, transfer, encumbrance or other conveyance of the Demised Premises, other than a transfer to any family members of J. Crayton Pruitt or to any entity controlled by J. Crayton Pruitt, shall trigger the Right of First Refusal granted herein. Notwithstanding the foregoing, however, any transfer by Landlord to any of the above-described types of transferees shall be subject to the Right of First Refusal. Landlord hereby grants to Tenant a Right of First Refusal in the event that Landlord desires to accept an offer (an "Offer") from a bona fide disinterested third party to purchase the Demised Premises. Accordingly, in the event that Landlord desires to accept any such Offer, Landlord shall present a written copy of said Offer (the "Offer Agreement"), executed by the party desiring to purchase the Demised Premises, to Tenant for Tenant's review. Tenant shall have a period of thirty
(30) days after receipt of such executed Offer Agreement, in which to elect to purchase the Demised Premises at the price and on the terms stated in such Offer Agreement (subject to readjustment of the Purchase Price as provided below), or to decline so to do. If Tenant elects to purchase the Demised Premises on such terms and at such price, then Tenant and Landlord shall proceed to closing of the purchase of the Demised Premises in accordance with the provisions of
Section 42 hereinbelow. In the event that Tenant elects not to purchase the Demised Premises at such time, Landlord shall be free to sell the Demised Premises to such third-party purchaser on the terms and conditions stated in the Offer Agreement reviewed by Tenant; provided, however, that, in any such event, then the party

386804.5
then purchasing the Demised Premises shall take the same subject in all respects to the terms of this Lease.


         41.2 If Tenant rejects the Offer, or fails to respond to the Offer within the thirty (30) day time period, Landlord may sell the Demised Premises to any third party, but only on the same terms and conditions set forth in the Offer. If Landlord desires to sell the Demised Premises on materially different terms than those set forth in the Offer, the Demised Premises shall first be offered to Tenant in accordance with, and subject to, the provisions of subparagraph 41.1 above.

     42. CLOSING.

         42.1 At Closing, Tenant shall deliver to Landlord the Purchase Price less, however, any amount necessary to remove any valid "Monetary Objections" (as defined in Paragraph 42.3(iii) below) and less an amount equal to the product arrived at by multiplying the excess, if any, of the sum spent by Tenant in the construction and installation of all Tenant Improvements over $1,000,000.00 (the "Excess Amount"), as more particularly described in Exhibit "C" attached hereto by a fraction, the numerator of which is the number of years of the Lease Term which shall have passed at the time of Closing, and the denominator of which is ten (10). In addition, in the event of any Expansion as described in Section 43 below, the Purchase Price shall be further reduced as described in Section 43.


         42.2 At any time during the Lease Term, Tenant may cause the Demised Premises to be surveyed, may cause an environmental audit of the Demised
Premises to be performed and may cause title to the Demised Premises to be examined in connection with the issuance of a title commitment for an owner's policy of title insurance on American Land Title Association standard form of owner's marketability policy (ALTA Form B-1979), without exceptions other than the Permitted Exceptions, by a national title company at its standard rates in an amount not less than the Purchase Price. Any such title policy shall insure Tenant and any mortgagee of Tenant that, upon consummation of the purchase and sale herein contemplated, Tenant will be vested with good, fee simple, marketable and insurable title to the Demised Premises subject only to the Permitted Exceptions. The foregoing title examination, title policy, survey and environmental audit, shall be performed at the expense of Tenant, but only if Tenant elects to cause the same to be performed.

         42.3 If any such title examination, title policy, survey or audit reveals any matters other than the Permitted Exceptions, then Tenant shall have the right to furnish to Landlord a written notice of objection thereto on or before the thirtieth (30th) day prior to the date of Closing. Thereafter, Landlord shall use diligent good faith efforts to cure any such objections and shall have until the date of Closing in order to cure same; provided, however, that, at Tenant's option, Landlord and Tenant may postpone the Closing for a period of time not to exceed sixty (60) days in order to permit Landlord to continue to cure such objections. If Landlord is not able to convey good, marketable, fee simple and insurable title to the Demised Premises, free and clear of all liens, encumbrances, and other defects, except for the

386804.5

Permitted Exceptions, and/or does not remove or discharge any such defects or objections within the stated period, then Tenant shall have the option either:

               (i) to elect to terminate the Purchase Option and this Lease, in which event neither party hereto shall have any further obligation or liability each to the other hereunder;

               (ii) to continue to lease the Demised Premises;

               (iii) to proceed to close hereunder; provided that in the event that any such objections are monetary in nature (such as payments to mortgagees of the Landlord's interest in the Demised Premises, tax liens, or any other objection to title that can be cured by the payment of money and which is not existing by reason of any default by Tenant hereunder or by reason of any action or failure to act by Tenant [collectively, "Monetary Objections"]), then if Tenant proceeds to closing pursuant to this clause (iii), the Purchase Price shall be reduced by the amount necessary to remove and/or satisfy any such Monetary Objections; or

               (iv) to pursue any other remedy it shall have against Landlord at law or in equity.

          42.4 At Closing, Landlord shall convey good, fee simple, marketable and insurable title to the Demised Premises to Tenant by general warranty deed subject to the following matters and no others: (i) the Permitted Exceptions;
(ii) such other title or survey encumbrances as are either satisfactory to Tenant in its reasonable discretion or exist due to any action or failure to act by Tenant (as opposed to any action or failure to act by Landlord); and (iii) zoning ordinances affecting the Demised Premises. Landlord also shall execute and deliver to Tenant an owner's affidavit, a FIRPTA certificate and such other documents, affidavits or agreements as are reasonably required by Tenant's counsel in order to consummate the closing of the purchase, all in form reasonably satisfactory to Tenant's counsel and title insurance company.

          42.5 To induce Tenant to enter into this Lease, Landlord makes the following continuing representations, warranties and covenants hereinafter contained, each of which is material to and is relied upon by Tenant, and Landlord shall notify Tenant immediately in the event that any one or more of such representations, warranties and covenants shall cease to be true during the term hereof:

               42.5.1 Landlord has the right, power and authority (a) to sell the Demised Premises to Tenant in accordance with the terms and conditions hereof; (b) to execute and deliver this Lease and all other documents to be executed and delivered, either simultaneously herewith or at Closing, in connection with the transaction contemplated herein, and (c) to perform all obligations that may arise under this Lease or under such documents.


386804.5

               42.5.2 Landlord is the sole owner of good, fee simple, marketable and insurable title to all of the Demised Premises. Landlord further represents and warrants that the Demised Premises is now free of all liens, encumbrances and defects of title other than the Permitted Exceptions. Landlord has neither granted any option nor entered into any contracts with others for the sale or other transfer of all or any part of the Demised Premises.

               42.5.3 There are no condemnation or eminent domain proceedings pending, threatened or contemplated against the Demised Premises or any part thereof and Landlord has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Demised Premises or any part thereof.

               42.5.4 There is no litigation or any administrative proceeding pending which does or would directly or indirectly affect the Demised Premises or for which Landlord has received service of process or written notice thereof.

         42.6 All documentary stamps, state transfer tax or similar federal tax required to be paid simultaneously with the recording of the deed of conveyance shall be paid by Tenant. All Demised Premises taxes attributable to the year in which closing occurs shall be prorated, based on the date of closing.

         42.7 Tenant shall pay the cost of title insurance, survey and any intangibles tax on any mortgage or deed of trust.

         42.8 All costs or expenses of performance of any other obligations hereunder or the consummation of the transactions contemplated herein, which have not been specifically assumed by either party under the terms hereof, shall be borne by the party incurring such cost or expense.

         43. EXPANSION RIGHT.

             43.1 At any time and from time to time during the Lease Term, Tenant shall have the right to expand the size of the Building and/or to construct additional buildings (each of such events being referred to herein as an "Expansion") with no increase in Total Rental as long as Tenant bears the entire cost of each Expansion. Landlord has the right to review the plans and specifications for each Expansion, but as long as the Expansion complies with all Applicable Laws, Landlord shall not withhold its consent.

             43.2 If there have been one or more Expansions at the time Tenant exercises its Right of First Refusal pursuant to Section 41 hereinabove, the Purchase Price for the Parcel shall be reduced pursuant to Section 42.1 hereinabove, and shall be further reduced by an amount equal to the product arrived at by multiplying the total cost of each Expansion (the "Expansion Cost") by a fraction, the numerator of which is the number of years of the Lease Term which have passed since the completion of the Expansion, and the denominator of which is ten (10).



386804.5

         44. INDEMNITY.

             Tenant covenants and agrees to hold and save Landlord harmless from and to indemnify Landlord against, any and all claims, injury, loss or damage, costs or expenses, including, without limitation, court costs and reasonable attorneys' fees, of whatever nature, to any person or property within the Demised Premises arising out of Tenant's use of the Demised Premises, or which is caused by the negligence or misconduct, or breach of this Lease, of or by Tenant, its assignees, subtenants, officers, employees or agents.

         45. RADON GAS NOTICE.

             Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County health unit, pursuant to Section 404.056(8), Florida Statutes.


         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals and have caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

                                    Landlord:

                                    J. CRAYTON PRUITT FAMILY TRUST
                                    u/t/a 9/17/76

                                    By:____________________________
                                        J. CRAYTON PRUITT, Trustee


                                    Tenant:

                                    CRYOLIFE ACQUISITION CORPORATION


                                     By:
                                     Its:

                                     Attest:
                                     Its:

                                     (CORPORATE SEAL)

386804.5

                                LEGAL DESCRIPTION

                                   EXHIBIT "A"

A tract of land located in and being a portion of the Northwest 1/4 of Section 11 Township 31 South, Range 16 East, and also being portions of the following subdivision recorded in the Public Records of Pinelias County, Florida:

         NORTON'S SUBDIVISION NO. 2, Plat Book 9, page 2;

         PONCE De LEON PARK, Plat Book 12, page 47;

         RIDGE CREST, Plat Book 8, page 23;

Said tract being more particularly described as follows:

Beginning at the Northeast corner of lands described in Official Records Book 4755, page 2019, thence North 89(degree)51'39(degree) West along the North line thereof, 175.74 feet to a point on the Westerly line of Block 4 of said NORTON'S SUBDIVISION NO. 2 as extended Southeasterly; thence North 44(degree)23'39(degree) West along said line 240.10 feet to a point of intersection with the Southerly line of Block 6 of said NORTON'S SUBDIVISION NO. 2 as extended Easterly; thence leaving said Westerly line North 89(degree)59'22(degree) West along said Southerly line 225.24 feet; thence leaving said line North 00(degree)05'38(degree) East along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 125.20 feet to a point on the Northerly line of Lot 2, Block 6 of said NORTON'S SUBDIVISION NO. 2; thence North 89(degree)59'22(degree) West along said line,
1.98 feet to the Northwest corner of said Lot 2; thence North 45(degree)15'52(degree) West along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 85.26 feet to a point on the Southerly line of Lot 1, Block 5 of said NORTON'S SUBDIVISION NO. 2; thence North 89(degree)54'30(degree) West along said line, 169.73 feet to the Southwest corner of Lot 2 of said block; thence North 00(degree)23'59(degree) East along the Westerly line of said lot, 8.18 feet to a point of intersection with the Southerly line of Block 8 of said RIDGE CREST as extended Easterly; thence North 89(degree)36'33(degree) West along said line, 62.76 feet to the Southeast corner of Lot 14, Block 8 of said RIDGE CREST; thence North 00(degree)17'36(degree) East along the Easterly line of said lot. 125.02 feet to the Northeasterly corner thereof; thence North 89(degree)57'46(degree) West along the Northerly line of said Block 8, a distance of 103.00 feet, thence leaving said line North 00(degree)57'57(degree) East along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 20.02 feet to a point on the Southerly line of Lot 12, Block 7 of said RIDGE CREST, thence South 89(degree)59'01(degree) East along said line, 102.95 feet to the Southeasterly corner of Lot 14 of said block; thence North 00(degree)21'03(degree) East along the Easterly line thereof, 75.94 feet; thence leaving said line and along an Easterly line of lands described in Official Records Book 4051, page 1262 the following two courses: 1) North 44(degree)22'59(degree) West, 467.97 feet: 2) North 38(degree)16'33(degree) West, 41.51 feet; thence North 43(degree)48'04(degree) West along a Westerly line of lands described in Official Records Book 1703, page 158, a distance of 86.68 feet, thence leaving said line and along an Easterly line of lands described in

435742

Official Records Book 4051, page 1262 the following two courses: 1) North 44(degree)06'45(degree) West, 110.12 feet: 2) North 45(degree)34'36(degree) East, 219.50 feet to a point 29.85 feet Southwesterly of the centerline of an existing railroad track; thence South 44(degree)23'31(degree) East. 1728.97 feet along a line parallel to and 29.85 feet Southwesterly of the centerline of said railroad track said line also parallel to and 19.20 feet Southwesterly of the Northeasterly edge of an existing concrete platform; thence leaving said line South 45(degree)36'29(degree) West, 19.97 feet to the Point of Beginning.

                            END OF LEGAL DESCRIPTION

435742
                                      -29-

                                   EXHIBIT "B"

                           COMMENCEMENT DATE AGREEMENT


         This Commencement Date Agreement is made this ___ day of ___________, 199__ between J. CRAYTON PRUITT FAMILY TRUST U/T/A 9/17/76, a Florida trust ("Landlord") and CRYOLIFE ACQUISITION CORPORATION, a Florida corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated as of _________, 1997, (the "Lease") for certain premises located at ____________________________ (the "Premises");

         WHEREAS, Landlord and Tenant agreed to execute this Agreement to confirm the actual Commencement and Expiration Dates of the term of the Lease, to confirm the number of Square Feet in the "Building" (as defined in the Lease), and for other purposes;

         NOW, THEREFORE, pursuant to the provisions of the Lease, Landlord and Tenant mutually agree as follows:

         1. The Commencement Date of the Lease is _____________, 199__. The Expiration Date of the Lease is ___________ , _____.

         2. Tenant is in possession of, and has accepted the Premises demised by the Lease, and acknowledges that all Landlord's Work in the Premises as required by the terms of the Lease, if any, has been satisfactorily completed, except as may be specifically set forth to the contrary on Attachment No. 1 which is attached hereto and incorporated herein by this reference.

         3. The number of "Square Feet " (as defined in the Lease) in the Building on which the Base Rental shall be calculated is __________________ (_____________) Square Feet.

                        [Signatures Follow on Next Page]

386804.5

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals and have caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

                                  Landlord:

                                  J. CRAYTON PRUITT FAMILY TRUST U/T/A 9/17/76



                                  By:____________________________
                                  J. CRAYTON PRUITT, Trustee


                                  Tenant:

                                  CRYOLIFE ACQUISITION CORPORATION


                                  By:
                                  Its:

                                  Attest:
                                  Its:

                                  (CORPORATE SEAL)





386804.5

                                   EXHIBIT "C"

               Construction Conditions, Requirements and Schedule

     1. DEFINITIONS: The following terms used in this Exhibit "C" shall have the definitions set forth after them below:

Architect:  __________________

     Commencement Date: the meaning provided in Section 8 of the Lease.

     Contractor: any contractor, subcontractor, supplier, manufacturer or materialman performing services or supplying materials in connection with the construction of the Facility or the Project, including without limitation, the Architect and the General Contractor.

     County: Pinellas County, Florida.

     Facility: the same meaning as provided in Section 1 of the Lease for the term "Building".

     Facility Delivery Requirements: the date Tenant has received a certificate of compliance from the Architect in the form attached to this Exhibit as
Schedule 2.

     General Contractor: the person or entity selected by Tenant to be the general contractor for the Project.

     Governmental Authority: any legally constituted public authority having jurisdiction over the Parcel and/or Building, and/or the business to be conducted therein and therefrom by Tenant.

     Land: the same meaning as provided in Section 1 of the Lease for the term "Parcel".

     Landlord: the same meaning as provided in the preamble of the Lease.

     Lease: the Lease for the Premises of even date therewith which the parties are entering into concurrently herewith.

     Plans: the meaning provided in Section 4 of this Exhibit.

     Preliminary Plans: the meaning provided in Section 4 of this Exhibit.

     Premises: the same meaning as provided in Section 1 of the Lease for the term "Demised Premises".


386804.5

     Project: the meaning provided in Section 2 of this Exhibit.

     Proposed Construction Plans: the meaning provided in Section 4 of this Exhibit.

     Punchlist Items: those items of construction remaining to be completed or corrected, after Landlord has satisfied the Facility Delivery Requirements, in order to achieve final completion of the Project in accordance with the Plans.

     Rent: the same meaning as provided in Section 1 of the Lease for the terms, "Total Rental", "Rent" or "Rental".

     Substantial Completion Date: the date on which there exists no uncorrected Punchlist Items that would materially interfere with the intended use of the Facility for the purpose set forth in Section 14 of the Lease.

     Tenant Installations or Tenant Improvements: the preparation, set-up and installation of such of Tenant's furniture, trade fixtures, equipment and leasehold improvements that: (a) may be reasonably required for Tenant's occupancy of the Premises on the Commencement Date; and (b) will be purchased by or on behalf of Tenant at its sole cost and expense.


     2. CONSTRUCTION. Tenant shall cause the General Contractor to provide the construction material, hardware and equipment and the labor to construct the improvements to the Premises as described in the Plans. (The materials, hardware and equipment incorporated into the Premises pursuant to the Plans, and the labor to construct and install such items, are herein collectively referred to as the "PROJECT"). Tenant shall cause the Project to be completed substantially in accordance with the Plans and the terms and conditions of the Lease. It is intended that the Tenant pays for the entire cost to construct the Project, but Landlord will pay the costs of owning and operating the Premises during construction.

     3. SELECTION OF CONTRACTORS. All of the Contractors, engineers and construction consultants performing services or supplying materials in connection with the design and/or construction of the Tenant Installations shall be selected by Tenant in its sole reasonable discretion.

     In connection with any penetrations of the roof required for Tenant's installation of heating, ventilation and air-conditioning ("HVAC") equipment, Tenant hereby agrees, at Tenant's expense, to use the same roofing contractor as is used by Landlord for installation of the roof, if such roofing contractor is reasonably acceptable to Tenant, unless Landlord has given Tenant written notice not to use such roofing contractor. Landlord shall have the right to observe, or to have its independent consultant observe, the installation of Tenant's HVAC equipment on the roof.


386804.5

     4. THE PLANS AND THE TENANT PLANS.

         4.1 THE PLANS. Landlord shall cause preliminary drawings and specifications to be prepared by the Architect regarding the construction of the Facility and of the Premises, including without limitation the exterior design of the Facility, which [are/shall be] set forth as Schedule 1 attached hereto (together with any subsequent additions or modifications are called the "Preliminary Plans"). Landlord shall cause a reasonably complete set of the Preliminary Plans, including, without limitation, plans for the construction of the exterior walls and the parking lot, to be produced by the Architect, and Landlord shall use its best efforts to deliver the Preliminary Plans to Tenant for Tenant's approval within {{________ (__) DAYS}} of the date hereof. Tenant shall not unreasonably withhold or delay Tenant's approval of the Preliminary Plans. Upon approval of the Preliminary Plans by Tenant, both parties will have agreed that the Preliminary Plans are sufficient in scope and detail to provide the basis for agreement on the scope of the Project. Promptly after receipt thereof from the Architect, but in any event within twenty (20) days after the approval of the Preliminary Plans, Landlord shall use its best efforts to deliver to Tenant a complete set of drawings and specifications sufficient in scope and detail to construct the Project, including, without limitation, plans for the construction of the exterior walls and the parking lot (collectively, the "PROPOSED CONSTRUCTION PLANS"), which shall conform in all material respects to the Preliminary Plans, with all materials and equipment specified in the Proposed Construction Plans being of equivalent or better quality than as called for in the Preliminary Plans. At such time as the Proposed Construction Plans have been finally determined, by agreement of the parties, Schedule 1 shall be amended to refer to the final approved drawing and specifications for the construction of the Project (collectively, the "PLANS.") Until such time as
Schedule 1 is so amended, all references in this Exhibit and the Lease to the "Plans" (other than references in this Section 4) shall refer to the Preliminary Plans.

If Tenant in its reasonable discretion believes that the Proposed Construction Plans do not conform in all material respects to the Preliminary Plans, then, Tenant shall give written notice to Landlord within a reasonable time after receipt of the Proposed Construction Plans.

         4.2 TENANT PLANS. Tenant [has caused/shall cause] the preliminary drawings and specifications to be prepared by the Tenant's Architect regarding the construction of the Tenant Project (collectively the "Preliminary Tenant Plans"). Upon completion of the Preliminary Tenant Plans, Tenant shall forthwith deliver the Preliminary Tenant Plans to Landlord within [_______ ( ) DAYS] of the date of this Exhibit. Within {{____________(__)}} days after receipt thereof from the Tenant's Architect, Tenant shall use its best efforts to deliver to Landlord a complete set of drawings and specifications sufficient in scope and detail to construct the Project (collectively, the "PROPOSED TENANT CONSTRUCTION PLANS"), which shall conform in all material respects to the Preliminary Tenant Plans. At

386804.5
such time as the Proposed Tenant Construction Plans have been finally determined by Tenant, Schedule 1 shall be amended to refer to the final approved drawing and specifications for the construction of the Project (collectively, the "TENANT PLANS"). Until such time as Schedule 1 is so amended, all references in this Exhibit and the Lease to the "Tenant Plans" (other than references in this Section 4) shall refer to the Preliminary Tenant Plans.

         4.3 DESIGN/CONSTRUCTION OF PROJECT. Except as may be expressly set forth in this Exhibit or elsewhere in the Lease, Landlord shall have no right to approve or disapprove any aspect of design or construction of the Project.


     5. INSURANCE DURING CONSTRUCTION. Tenant shall cause the General Contractor to obtain and to keep in effect at all times during the Project the following insurance:

         (A) Comprehensive general liability insurance against claims for bodily injury, death and property damage occurring in or about the Premises, including but not limited to, all elevators in the Facility and in and about any streets, alleys, sidewalks or parking areas, malls, vaults or passageways, with limits or $1,000,000 per occurrence/$2,000,000 aggregate with $4,000,000 "umbrella" or excess coverage.

         (B) Physical damage insurance covering all of the General Contractor's equipment, trade fixtures and personal property, to be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items, and in amounts that meet any coinsurance clause of the insurance policies.

         (C) Workers' compensation insurance in the usual and customary form providing coverage against loss or damage resulting from any accident or casualty within the purview of the Florida Workers' Compensation law and in any amount as required from time to time by statute.

         (D) Insurance against loss or damage to the Facility by fire, explosion, windstorm, malicious mischief, vandalism, and all other casualties that are covered by extended coverage, and from other hazards as may be covered by the form of "broad form" builders risk insurance then in effect, in amounts at least equal to 100% of the replacement cost (exclusive of cost of excavations, foundations and footings, underground utilities, pavement, curb and gutter, walks and landscaping) of the Facility, and adequate coverage for "soft costs" ( including, without limitation, loss of rents), in either case with a deductible not to exceed $10,000.00; provided, however, that the coverage provided pursuant to this subparagraph (d) shall be replaced by the coverage required under Section 20 of the Lease on the earlier of the Commencement Date or at

386804.5
         such time as the builder's risk policy is terminated or canceled after the Substantial Completion Date.

         (E) Business vehicle liability (including owned, non-owned and hired vehicles) insurance in a combined single limit of $1,000,000.

The companies from whom such insurance is purchased and the coverage and limits (and any changes and increase thereto) of such insurance shall have a credit rating of "A" or better and be listed as Class IX or higher in the Best Key
Rating Insurance Guide; and the coverages shall in no event be less than the coverages described above. Within a reasonable time after the commencement of work on the Project, Tenant shall deliver to Landlord certificates evidencing such coverage. Landlord reserves the right, at its expense, to increase the coverages set forth above and to obtain such other types of insurance and in such amounts as may be commercially reasonable under the circumstances. All insurance shall provide that any losses shall be payable notwithstanding any act or negligence of the General Contractor and Landlord and Tenant and waive subrogation rights against the negligent party or that party's related parties; and provide that no material modification or cancellation thereof shall be effective until at least thirty (30) days after receipt by Landlord and Tenant of written notice thereof.

If, prior to the Commencement Date, Tenant suffers or incurs any claim for personal injury or death and/or property damage occurring on the Premises arising out of the construction of the Project, Landlord agrees to indemnify, defend and hold Tenant harmless from any such claim, but only to the extent that such claim: (i) is not covered by the insurance maintained by Landlord or the General Contractor pursuant to the terms of this Section 8, or if covered, the insurer fails or refuses to make proceeds available therefor; and (ii) is not caused in whole or in part by any act, omission or work done, omitted, or performed by Tenant or any party claiming by, through or under Tenant.


     6. CONTINGENCY OF GOVERNMENTAL APPROVALS. Landlord shall use its best efforts to assist Tenant in obtaining all licenses, permits and approvals necessary for the construction of the Project from the County. If Tenant is unable to obtain any permit, license or governmental approval from any Governmental Authority necessary for the construction or eventual use of the Project, Tenant may elect to terminate this Exhibit and the Lease upon ten (10) days' written notice to Landlord, upon which termination Tenant shall have no further liability to Landlord hereunder or under the Lease.



     7. TERMINATION OF EXHIBIT; SURVIVAL OF TERMS. Landlord and Tenant acknowledge and agree that the provisions of this Exhibit were intended and designed to govern certain rights and obligations of the parties relating to the construction of the Project and other matters prior to the Commencement Date of the Lease. Accordingly, except

386804.5
as hereinafter provided in this Section 7, from and after the Commencement Date of the Lease, the terms and provisions of this Exhibit shall become null and void and of no further force and effect.

     8.  INSTALLATION AND MAINTENANCE OF LANDSCAPING AND PARKING FACILITIES.

         (A) Prior to the Commencement Date, Landlord, at its expense, shall cause landscaping reasonably satisfactory to Tenant to be installed on the Parcel at a cost equal to or greater than $___ per Square Foot of space in the Building. Following the Commencement Date and throughout the Lease Term, Landlord shall maintain said landscaping in a manner comparable to landscaping for similar facilities in the area of the Building.

         (B) Prior to the Commencement Date, Landlord, at its expense, shall cause the parking lot located on the Parcel to be repaired in a manner consistent with similar parking lots in comparable industrial parks in the Clearwater, Florida area. Following the Commencement Date and throughout the Lease Term, Landlord shall maintain the parking lot in a clean, neat and safe condition, and in compliance with all Applicable Laws.


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




                            SCHEDULE 1 TO EXHIBIT "C"


                                PRELIMINARY PLANS


The Preliminary Plans delivered by Landlord consist of the following:

         1. That certain Site Plan, dated _______________, 199_, last revised ___________, 199_, as prepared by ___________________.

         2. Those certain Outline Specifications, dated ____________,199_, last revised ___________, 199_, as prepared by ____________.

         3.  That  certain  Floor  Plan,  dated  ______________,  as prepared by
             ------------------------------.

         4. That certain Front View Perspective, dated _________________, as prepared by _____________________________.


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




                            PRELIMINARY TENANT PLANS



             The Preliminary Tenant Plans shall be delivered by Tenant within the time periods set forth in Section 4 of this Exhibit.



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                                      -39-

SCHEDULE 2 TO DEVELOPMENT AND CONSTRUCTION EXHIBIT

                  FORM OF ARCHITECT'S CERTIFICATE OF COMPLIANCE



RE: Architect's Certificate for Improvements Located on the property described in Exhibit A attached hereto and hereby made a part hereof (the "Property")

Ladies and Gentlemen:

         We,  the  undersigned,   _________________________  (collectively,  the
"Architect") hereby state to ______________________ and _____________________:

         1. The Architect are architects duly licensed and in good standing under the laws of the State of Florida.

         2. The Architect prepared the plans and specifications (the "Plans and Specifications") relating to the construction of improvements and related amenities located on the Property (the "Project") and the Architect periodically observed the construction of the Project, to the extent deemed necessary and appropriate by the Architect to fulfill the professional standard of reasonable care of the Architect's profession.

         3. To the best of our knowledge and belief, the Project has been constructed in accordance with governmental and building permits issued therefor, and, as so constructed, the Project and the Property complies with all applicable zoning and building laws, codes, ordinances and regulations, including without limitation Title III of The Americans With Disabilities Act (ANSI Section 117.1) and building and fire codes and other similar ordinances and regulations.

         4. To the best of our knowledge and belief, occupancy of the Project a medical products manufacturing and distribution facility with parking areas is permissible under applicable zoning and building laws, codes, ordinances and regulations.

         5. To the best of our knowledge and belief, the Property, the Project, all building areas and parking facilities are adequate in size and location to comply with all requirements of all building, zoning and use laws, codes, ordinances and regulations of governmental or public authority having jurisdiction over the same.

         6. For purposes of this certificate, the phrase "our knowledge and belief" shall mean the knowledge that the Architect possesses concerning the Project based on the Architect's on-site observation and investigation as provided above in Paragraph 2 hereof, and such knowledge and the statements made herein are further based on

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                                      -40-
and are in accordance with the professional standards of reasonable care and skill of the Architect's profession.

         7. This Architect's Certificate may be relied upon by you and your respective successors and assigns and by your lender and its participants, if any.

         Dated this day of _________________, 199__.


                                        Architect:

                                        [------------------------]



                                         By:  _____________________________

                                         Name: ___________________________

                                         Title:   Principal


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                                      -41-

                      EXHIBIT A TO ARCHITECT'S CERTIFICATE

                                  THE PROPERTY


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                                      -42-